EXHIBIT 107

Calculation of Filing Fee Table

S-8

(Form Type)

Clear Secure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.00001 per share	Other	5,693,082 shares(2)	$24.90	$141,757,741.80(3)	$92.70 per $1,000,000	$13,140.94
Total Offering Amounts					$141,757,741.80		$13,140.94
Total Fee Offsets							—
Net Fee Due							$13,140.94

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(2)	This Registration Statement on Form S-8 registers 5,693,082 shares of Clear Secure, Inc.’s Class A Common Stock issuable under the Clear Secure, Inc. 2021 Omnibus Incentive Plan.
(3)	Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Clear Secure, Inc.’s shares of Class A Common Stock reported by the New York Stock Exchange on March 24, 2022.